EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Cutera, Inc.
Ron Santilli
Chief Financial Officer
415-657-5500

Investor Relations
John Mills
Integrated Corporate Relations, Inc.
310-954-1105
john.mills@icrinc.com

Cutera Reports Fourth Quarter 2012 Results
Strong Revenue Growth Returns Company to Profitability

BRISBANE, Calif., February 11, 2013 ─ Cutera, Inc. (NASDAQ: CUTR), a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide, today reported financial results for the fourth quarter ended December 31, 2012.

Key financial highlights for the fourth quarter of 2012 were as follows:

•	Revenue grew 22% to $22.5 million, compared to Q4’11, and was driven primarily by truSculpt and ExcelV products.
•	Gross margin improved sequentially from 55% in Q3’12 to 57% in Q4’12.
•
Company returned to profitability and generated net income of $1.1 million, or $0.08 per diluted share, which included $1.2 million of non-cash stock-based compensation, amortization of intangibles, and depreciation.

•	Cash and marketable securities increased $4.4 million in the quarter, to $85.6 million.

Kevin Connors, President and CEO of Cutera, stated, “I am pleased with the seventh consecutive quarter of revenue growth in excess of 22%, compared to the same period in the prior year, which resulted in improved gross margin, profit, and significant cash generation. This strong performance reflects the result of various initiatives that our management team implemented during the past few years and positions us to continue our revenue and profit growth in 2013.”

“We experienced growth in most of our major geographical regions.  In the fourth quarter of 2012, our domestic revenue increased by 36% and our international revenue expanded by 12%, when compared to the fourth quarter of 2011.  We are pleased with the early customer response of our truSculpt product and look forward to continued revenue growth from this product as we are very early in penetrating the body contouring market.  Further, we continued to experience growing demand for our premier vascular system, Excel V, and strong revenue contributions from our flagship multi-application Xeo platform and GenesisPlus product used for the treatment of onychomycosis (or toe nail fungus).”

Mr. Connors concluded, “We believe the market outlook for the aesthetic laser and other energy-based equipment continues to expand and we are well positioned to capitalize on the improving market and to take advantage of our business model. We remain focused on many initiatives in order to continue delivering revenue growth, improved gross and operating margins, and cash generation in 2013 and beyond.”

Conference Call
The conference call to discuss these results is scheduled to begin at 2:00 p.m. PT (5:00 p.m. ET) on February 11, 2013. Participating in the call will be Kevin Connors, President and Chief Executive Officer, and Ron Santilli, Executive Vice President and Chief Financial Officer. The call will be broadcast live over the Internet hosted at the Investor Relations section of Cutera's website at www.cutera.com, and will be archived online within one hour of its completion through 8:59 p.m. PT (11:59 p.m. ET) on February 25, 2013. In addition, you may call 877-407-3982 to listen to the live broadcast.

About Cutera, Inc.
Brisbane, California-based Cutera is a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning Cutera's ability to leverage its business model, increase revenue, generate additional cash, maintain profitability, develop and commercialize existing and new products and applications, experience market adoption for its products, realize benefits from additional investment, continue to penetrate the body contouring market, and statements regarding long-term prospects and opportunities as well as the timing and expected benefits of initiatives undertaken by management are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein. Potential risks and uncertainties that could affect Cutera's business and cause its financial results to differ materially from those contained in the forward-looking statements include those related to the Company’s efforts to improve sales productivity, revenue growth and profitability improvement through the leverage of its operating expenses; the Company’s ability to successfully develop and launch new products and applications and market them to both its installed base and new customers; the length of the sales cycle process; unforeseen events and circumstances relating to the Company’s operations; government regulatory actions; and those other factors described in the section entitled, “Risk Factors”  in its most recent Form 10-Q as filed with the Securities and Exchange Commission on November 5, 2012. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. Cutera's financial performance for the fourth quarter ended December 31, 2012, as discussed in this release, is preliminary and unaudited, and subject to adjustment.

CUTERA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31,	September 30,	December 31,
	2012	2012	2011
Assets
Current assets:
Cash and cash equivalents	$23,546	$24,334	$14,020
Marketable investments	62,026	55,795	74,666
Accounts receivable, net	8,841	7,845	5,193
Inventories	11,114	12,477	10,729
Deferred tax asset	40	49	55
Other current assets and prepaid expenses	1,439	1,443	1,432
Total current assets	107,006	101,943	106,095

Property and equipment, net	933	885	853
Long-term investments	-	1,050	3,027
Deferred tax asset, net of current portion	553	470	446
Intangibles, net	2,566	2,876	446
Goodwill	1,339	1,339	-
Other long-term assets	397	517	486
Total assets	$112,794	$109,080	$111,353

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,107	$2,297	$2,573
Accrued liabilities	9,493	9,486	9,262
Deferred revenue	6,618	6,299	5,185
Total current liabilities	18,218	18,082	17,020

Deferred rent	1,288	1,347	1,448
Deferred revenue, net of current portion	2,102	1,411	840
Income tax liability	412	471	478
Total liabilities	22,020	21,311	19,786

Stockholders’ equity:
Common stock	14	14	14
Additional paid-in capital	100,552	98,865	95,719
Accumulated deficit	(9,873)	(10,950)	(3,325)
Accumulated other comprehensive income (loss)	81	(160)	(841)
Total stockholders' equity	90,774	87,769	91,567
Total liabilities and stockholders' equity	$112,794	$109,080	$111,353

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
	2012	2012	2011
Net revenue	$22,533	$19,426	$18,542
Cost of revenue	9,790	8,828	7,506
Gross profit	12,743	10,598	11,036

Operating expenses:
Sales and marketing	7,101	7,014	6,779
Research and development	2,122	2,217	2,313
General and administrative	2,452	2,475	2,878
Total operating expenses	11,675	11,706	11,970
Income (loss) from operations	1,068	(1,108)	(934)
Interest and other income, net	105	152	140
Income (loss) before income taxes	1,173	(956)	(794)
Provision (benefit) for income taxes	96	(64)	93
Net income (loss)	$1,077	$(892)	$(887)

Net income (loss) per share:
Basic	$0.08	$(0.06)	$(0.06)
Diluted	$0.08	$(0.06)	$(0.06)
Weighted-average number of shares used in per share calculations:
Basic	14,173	14,127	13,930
Diluted	14,272	14,127	13,930

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
	2012	2012	2011
Cash flows from operating activities:
Net income (loss)	$1,077	$(892)	$(887)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	826	809	802
Tax benefit from stock-based compensation	6	-	8
Excess tax benefit related to stock-based compensation	(6)	-	(1)
Depreciation and amortization	420	418	154
Other	26	(113)	(128)
Changes in assets and liabilities:
Accounts receivable	(992)	(1,641)	(1,106)
Inventories	1,363	245	(1,070)
Other current assets and prepaid expenses	142	214	653
Other long-term assets	120	22	7
Accounts payable	(190)	98	422
Accrued liabilities	(14)	78	1,884
Deferred rent	(38)	(27)	55
Deferred revenue	1,010	520	(197)
Income tax liability	(59)	2	(11)
Net cash provided by (used in) operating activities	3,691	(267)	585

Cash flows from investing activities:
Acquisition of property and equipment	(158)	(47)	(330)
Proceeds from sales of marketable and long-term investments	5,203	8,566	3,601
Proceeds from maturities of marketable investments	8,564	14,610	12,850
Purchase of marketable investments	(18,949)	(16,328)	(16,876)
Net cash provided by (used in) investing activities	(5,340)	6,801	(755)

Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	855	12	315
Excess tax benefit related to stock-based compensation	6	-	1
Net cash provided by financing activities	861	12	316

Net increase (decrease) in cash and cash equivalents	(788)	6,546	146
Cash and cash equivalents at beginning of period	24,334	17,788	13,874
Cash and cash equivalents at end of period	$23,546	$24,334	$14,020

CUTERA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in thousands, except percentage data)
(unaudited)

	Three Months Ended
	December 31,	% of	September 30,	% of	December 31,	% of
	2012	Revenue	2012	Revenue	2011	Revenue
Revenue By Geography:
United States	$10,008	44%	$7,796	40%	$7,372	40%
International	12,525	56%	11,630	60%	11,170	60%
	$22,533		$19,426		$18,542

Revenue By Product Category:
Products	$14,592	65%	$12,047	62%	$11,241	61%
Upgrades	734	3%	487	3%	1,141	6%
Service	4,614	20%	4,298	22%	3,262	18%
Titan hand piece refills	1,235	6%	1,226	6%	1,349	7%
Dermal fillers and cosmeceuticals	1,358	6%	1,368	7%	1,549	8%
	$22,533		$19,426		$18,542

	Three Months Ended
	December 31,	September 30,	December 31,
	2012	2012	2011
Pre-tax Stock-Based Compensation Expense:
Cost of revenue	$178	$169	$154
Sales and marketing	181	177	163
Research and development	95	126	174
General and administrative	372	337	311
	$826	$809	$802